Exhibit 10(ee)(1)
HOWMET AEROSPACE INC.
HOWMET AEROSPACE STOCK INCENTIVE PLAN
SPECIAL RETENTION AWARD AGREEMENT
Grant Date: October 21, 2024

The terms and conditions of this Special Retention Award Agreement, including Appendices A and B attached hereto, (the “Award Agreement”) are authorized by the Compensation and Benefits Committee of the Board of Directors. The special retention award (“Special Retention Award”) is granted to the Participant under the Howmet Aerospace Stock Incentive Plan, as amended and restated and as may be further amended from time to time (the “Plan”).

Terms that are defined in the Plan have the same meanings in the Award Agreement.

NOTE: To avoid cancellation of the Special Retention Award, the Participant must affirmatively accept the Award and the terms of this Award Agreement within 6 months of the grant date, as set forth in paragraph 30 of the Award Agreement.

General Terms and Conditions

1.The Special Retention Awards are subject to the provisions of the Plan and the provisions of the Award Agreement. If the Plan and the Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and the Award Agreement by the Committee are binding on the Participant and the Company. A Special Retention Award is an undertaking by the Company to issue the number of Shares indicated in the notice of the Special Retention Award on the date the Special Retention Award vests, subject to the fulfillment of certain conditions, except to the extent otherwise provided in the Plan or herein.

Vesting and Payment

2.The Special Retention Award will vest according to the following schedule: 12,000 Restricted Stock Units on December 31, 2025 and the remaining 28,000 Restricted Stock Units on December 31, 2026, and will be paid to the Participant in Shares on the vesting date or within 90 days thereafter.

3.As a condition to a Special Retention Award vesting, a Participant must remain an active employee of the Company or a Subsidiary through the date of vesting. Except as provided in paragraph 5, if a Participant’s employment with the Company (including its Subsidiaries) is terminated prior to the vesting date of the Special Retention Award, the Special Retention Award is forfeited and is automatically canceled.

4.Special Retention Awards will be paid by the issuance to the Participant of Shares covered by the Special Retention Award. Prior to issuance of the Shares, the Participant has no voting rights. Dividend equivalents will accrue on Special Retention Awards, unless the Committee determines that no dividend equivalents may be accrued or paid. Dividend equivalents that accrue on Special Retention Awards will be equal to the common stock dividend per Share payable on the Company’s common stock multiplied by the number of Shares covered by the Special Retention Award. Notwithstanding any provision herein to the contrary, no dividends or dividend equivalents will be paid on Special Retention Awards that have not vested.

5.The following are exceptions to the vesting rules:

•Involuntary Termination without Cause: An unvested Special Retention Award held by a Participant who is involuntarily terminated without Cause (as defined below) from employment with the Company or a Subsidiary during the vesting period is not forfeited in whole but only in part upon termination of employment. The portion of the Special Retention Award that is not forfeited vests on the original stated vesting date set forth in paragraph 2 and is calculated based on a proportionate share of the time during the vesting period that the Participant remained actively employed with the Company or a Subsidiary, with the remaining portion being automatically forfeited. The proportionate share is computed based on the actual number of days actively employed after the date of grant over the actual number of days in the total vesting period. For example, a Participant who is involuntarily terminated without Cause from employment with the Company (or a Subsidiary) at the end of the first year of a three-year vesting period will receive one-third of the Shares upon vesting, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

For this purpose, if the Participant participates in the Howmet Aerospace Inc. Change in Control Severance Plan, “Cause” shall have the meaning set forth in such plan. If the Participant does not participate in the Howmet Aerospace Inc. Change in Control Severance Plan, “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Employer that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Board or the Participant’s direct supervisor, which demand specifically identifies the manner in which the Participant has not substantially performed the Participant’s duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; (iii) the Participant’s fraud or acts of dishonesty relating to the Company or any of its Subsidiaries, or (iv) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Subsidiaries or indictment for any felony. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.

•Death or Disability: An unvested Special Retention Award held by a Participant, who dies while an employee or who is permanently and totally disabled while an employee, is not forfeited but vests on the original stated vesting date set forth in paragraph 2.

A Participant is deemed to be permanently and totally disabled if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be considered to be permanently and totally disabled unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. In the event of a dispute, the determination whether a Participant is permanently and totally disabled will be made by the Committee or its delegate.

•Change in Control: A Special Retention Award vests if a Replacement Award is not provided following certain Change in Control events, as described in the Plan. If the Change in Control qualifies as a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5), the vested Special Retention Award will be paid to the Participant within 30 days following the Change in Control. If the Change in Control does not so qualify, the vested Special Retention Award will be paid to the Participant on the original stated vesting date set forth in paragraph 2.

•Termination Following Change in Control: As further described in the Plan, if a Replacement Award is provided following a Change in Control, but within 24 months of such Change in Control the Participant’s employment is terminated without Cause (as defined in the Howmet Aerospace Inc. Change in Control Severance Plan) or by the Participant for Good Reason (as defined in the Howmet Aerospace Inc. Change in Control Severance Plan), the Replacement Award will vest and will be paid to the Participant on the original stated vesting date set forth in paragraph 2.

Taxes

6.All taxes required to be withheld under applicable tax laws in connection with a Special Retention Award must be paid by the Participant at the appropriate time under applicable tax laws. The Company may satisfy applicable tax withholding obligations by any of the means set forth in Section 15(l) of the Plan, but will generally withhold from the Shares to be issued upon payment of the Special Retention Award that number of Shares with a fair market value on the vesting date equal to the taxes required to be withheld at the minimum required rates or, to the extent permitted under applicable accounting principles, at up to the maximum individual tax rate for the applicable tax jurisdiction, which include, for Participants subject to taxation in the United States, applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes. Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company will withhold Shares from the Shares to be issued upon payment of the Special Retention Award, as described herein, and will not use the other means set forth in the Plan unless approved by the Committee or in the event that withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences. Further, notwithstanding anything herein to the contrary, the Company may cause a portion of the Special Retention Award to vest prior to the stated vesting date set forth in paragraph 2 in order to satisfy any Tax-Related Items that arise prior to the date of settlement of the Special Retention Award; provided that to the extent necessary to avoid a prohibited distribution under Section 409A of the Code, the portion of the Special Retention Award so accelerated and settled shall be with respect to a number of Shares with a value that does not exceed the liability for such Tax-Related Items.

Beneficiaries

7.If permitted by the Company, Participants will be entitled to designate one or more beneficiaries to receive all Special Retention Awards that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com.

8.Beneficiary designations on an approved form will be effective at the time received by the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com. A Participant may revoke a beneficiary designation at any time by written notice to the Communications Center on Merrill Lynch’s OnLine® website www.benefits.ml.com or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

9.A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

10.The failure of any Participant to obtain any recommended signature on the form will not prohibit the Company from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Special Retention Award prior to the death of the Participant who designated such beneficiary.

11.Unless the Participant indicates on the form that a named beneficiary is to receive Special Retention Awards only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Special Retention Awards upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Special Retention Awards.

12.Should a beneficiary die after the Participant but before the Special Retention Award is paid, such beneficiary’s rights and interest in the Special Retention Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Special Retention Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the beneficiary designation form, beneficiaries designated by class (such as “children,” “grandchildren,” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

13.If a Participant does not designate a beneficiary or if the Company does not permit a beneficiary designation, the Special Retention Award that has not yet vested or been paid at the time of death of the Participant will vest and be paid to the Participant’s legal heirs pursuant to the Participant’s last will and testament or by the laws of descent and distribution.

Adjustments

14.In the event of an Equity Restructuring, the Committee will equitably adjust the Special Retention Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to the Special Retention Award; and (ii) adjusting the terms and conditions of the Special Retention Award. The adjustments provided under this paragraph 14 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Committee will determine whether an adjustment is equitable.

Repayment/Forfeiture

15.Pursuant to Section 15(e) of the Plan the Committee has full power and authority, to the extent permitted by governing law, to determine that the Special Retention Award will be canceled or suspended at any time prior to a Change in Control: (i) if the Participant violates any agreement in place with the Company or a Subsidiary, such as a non-competition agreement, settlement agreement or confidentiality agreement, the violation of which is injurious to the Company or any Subsidiary, monetarily, reputationally or otherwise; (ii) in the event of the Participant’s fraudulent conduct or willful engagement in conduct, in each case which is injurious to the Company or any Subsidiary, monetarily or otherwise; (iii) in the event of a “clawback” of Awards as described in Section 15(f) of the Plan; (iv) in order to comply with applicable laws as described in Section 15(h) of the Plan, or (v) in the event of the Participant’s violation of the Company’s Code of Conduct or applicable law, in each case which is injurious to the Company or any Subsidiary, monetarily, reputationally or otherwise.

Further, as an additional condition of receiving the Special Retention Award, the Participant agrees that the Special Retention Award and any Shares, cash, sale proceeds or other benefits the Participant may receive hereunder shall be subject to forfeiture and/or repayment to the Company (i) to the extent required under the Company’s Executive Officer Incentive Compensation Recovery Policy, if applicable to the Participant, or under any other recoupment or “clawback” policy adopted by the Company to comply with applicable laws or with the Company’s Corporate Governance Guidelines or other similar requirements, as any such policy may be amended from time to time (and such requirements shall be deemed incorporated into the Award Agreement without the Participant’s consent), or as otherwise may be required to comply with applicable laws, rules, regulations or stock exchange listing standards, including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002; or (ii) as determined appropriate by the Board pursuant to the Excess Compensation Clawback set forth in Section 15(f) of the Plan, which is incorporated herein by reference. Further, if the Participant otherwise receives any amount in excess of what the Participant should have received under the terms of the Special Retention Award for any reason (including without limitation by reason of a mistake in calculations or administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company.

The Repayment/Forfeiture provisions of this paragraph 15 shall apply notwithstanding anything herein or in the Plan to the contrary, provided that in no event shall there be any duplication of recovery of amounts from the Participant under the Excess Compensation Clawback, the Executive Officer Incentive Compensation Recovery Policy, Section 304 of the Sarbanes-Oxley Act of 2002, Section 15(e) of the Plan, or any other recoupment policy, provision or requirement.

Miscellaneous Provisions

16.Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Agreement, no Shares issuable upon vesting of the Special Retention Awards, and no certificate representing all or any part of such Shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any local, state, federal or foreign securities or exchange control law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any local, state, federal or foreign administrative or regulatory body having jurisdiction over the Company or a Subsidiary.

17.Non-Transferability. The Special Retention Award is non-transferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

18.Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares until the Special Retention Award shall have vested and been paid in the form of Shares in accordance with the provisions of the Award Agreement.

19.Notices. Any notice required or permitted under the Award Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by confirmed email, telegram, or fax or five days after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the Company at the Company’s principal corporate offices or to the Participant at the address maintained for the Participant in the Company’s records or, in either case, as subsequently modified by written notice to the other party.

20.Severability and Judicial Modification. If any provision of the Award Agreement is held to be invalid or unenforceable under the applicable laws of any country, state, province, territory or other political subdivision or the Company elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Agreement and all other provisions shall remain valid and enforceable.

21.Successors. The Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Participant and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

22.Appendices. Notwithstanding any provisions in the Award Agreement, for Participants residing and/or working outside the United States, the Special Retention Award shall be subject to the additional terms and conditions set forth in Appendix A to the Award Agreement and to any special terms and conditions for the Participant’s country set forth in Appendix B to the Award Agreement. Moreover, if the Participant relocates outside the United States or relocates between the countries included in Appendix B, the additional terms and conditions set forth in Appendix A and the special terms and conditions for such country set forth in Appendix B will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendices constitute part of the Award Agreement.

23.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Special Retention Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Compliance with Code Section 409A. It is intended that the Special Retention Award granted pursuant to the Award Agreement be compliant with Section 409A of the Code and the Award Agreement shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Award Agreement and the Plan may be amended at any time, without the consent of any party, to the extent necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment. Further, the Company and its Subsidiaries do not make any representation to the Participant that the Special Retention Award granted pursuant to the Award Agreement satisfies the requirements of Section 409A of the Code, and the Company and its Subsidiaries will have no liability or other obligation to indemnify or hold harmless the Participant or any other party for any tax, additional tax, interest or penalties that the Participant or any other party may incur in the event that any provision of the Award Agreement or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

25.Waiver. A waiver by the Company of breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other provision of the Award Agreement, or of any subsequent breach by the Participant or any other Participant.

26.No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

27.Governing Law and Venue. As stated in the Plan, the Special Retention Award and the provisions of the Award Agreement and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, United States of America, without reference to principles of conflict of laws, and construed accordingly. The jurisdiction and venue for any disputes arising under, or any actions brought to enforce (or otherwise relating to), the Special Retention Award will be exclusively in the courts in the State of New York, County of New York, including the Federal Courts located therein (should Federal jurisdiction exist).

28.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

29.Entire Agreement. The Award Agreement and the Plan embody the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.

Acceptance of Award

30.As permitted by Section 15(c) of the Plan, receipt of this Special Retention Award is subject to the Participant’s acceptance of the Award and the terms of this Award Agreement and the Plan through Merrill Lynch’s OnLine® website www.benefits.ml.com and/or through such other procedures as may be required by the Company (Participant’s “Acceptance”). To avoid forfeiture of the Award, the Participant must provide such Acceptance within 6 months of the grant date of the Award. The date as of which the Participant’s Special Retention Award shall be forfeited, if the Participant has not provided such Acceptance, will generally be set forth in the Participant’s account at Merrill Lynch’s OnLine® website. If the Participant does not provide Acceptance within this 6 month period, the Award will be cancelled in accordance with any administrative procedures adopted under the Plan.